U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CAPITOL ACQUISITION CORP. II

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-4749725
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

509 7th Street, N.W. Washington, D.C.	20004
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-187519
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Common Stock and one half of one Warrant	The NASDAQ Stock Market LLC

Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

Warrants, exercisable for Common Stock at an exercise price of $11.50 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and warrants of Capitol Acquisition Corp. II (the “Company”). The description of the units, common stock and warrants contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on March 26, 2013, as amended from time to time (File No. 333-187519) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Index to Exhibits.

3.1	Certificate of Incorporation (included in the Registrant’s Registration Statement on Form S-1 (File No. 333-172295) filed on February 15, 2011 and incorporated herein by reference)
3.2	Form of Amended and Restated Certificate of Incorporation (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-187519) filed on April 15, 2013 and incorporated herein by reference)
3.3	By-Laws (included in the Registrant’s Registration Statement on Form S-1 (File No. 333-172295) filed on February 15, 2011 and incorporated herein by reference)
4.1	Specimen Unit Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-187519) filed on April 15, 2013 and incorporated herein by reference)
4.2	Specimen Common Stock Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-187519) filed on April 15, 2013 and incorporated herein by reference)
4.3	Specimen Warrant Certificate (included in Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-187519) filed on April 29, 2013 and incorporated herein by reference)
4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-187519) filed on April 29, 2013 and incorporated herein by reference)

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAPITOL ACQUISITION CORP. II

Date: April 29, 2013	By:	/s/ Mark D. Ein
Mark D. Ein
Chief Executive Officer

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